Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Center Bancorp, Inc.

Union, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 Amendment No. 1, of our report dated March 13, 2013, relating to the consolidated financial statements of Center Bancorp, Inc., appearing in the Corporation’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

ParenteBeard LLC

Clark, New Jersey

April 10, 2014